Exhibit 4.2

FORESTAR GROUP INC.

AS ISSUER

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED FEBRUARY 26, 2013

TO THE INDENTURE DATED

FEBRUARY 26, 2013

3.75% CONVERTIBLE SENIOR NOTES DUE 2020

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EXHIBIT

EXHIBIT A	Form of Security	EX A

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FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated February 26, 2013, between Forestar Group Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association (the “Trustee”), as trustee, supplements the Indenture dated February 26, 2013, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in the Base Indenture;

WHEREAS, Section 14.01 of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 3.01 of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 3.75% Convertible Senior Notes due 2020 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture

(or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

Section 1.02 Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article I shall have the meanings assigned to them in this Article I and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(iii) with respect to the Securities, (1) the term “Individual Securities” in the Base Indenture shall be deemed to refer to “Physical Securities” and (2) the term “Registrar” shall be deemed to refer to “Security Registrar”.

“Additional Interest” has the meaning specified in Section 6.04(a) hereof.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Averaging Period” has the meaning specified in Section 4.04(e) hereof.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instruments may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively

“Bid Solicitation Agent” means the Company or such other person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(b)(2) hereof.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Cash Settlement” has the meaning specified in Section 4.03(a) hereof.

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” the meaning specified in Section 4.03(a) hereof.

“Common Stock” means, subject to Section 4.07, the shares of common stock, par value $1.00 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 9.01, shall include its successors and assigns.

“Conversion Agent” means the office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 40.8351 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, for each of the 60 consecutive VWAP Trading Days during any Observation Period, one-sixtieth (1/60th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means the applicable Specified Dollar Amount divided by 60.

“Daily Settlement Amount” shall consist of, for each of the 60 consecutive VWAP Trading Days during the applicable Observation Period, (i) cash equal to the lesser of (A) the applicable Daily Measurement Value and (B) the Daily Conversion Value for such VWAP Trading Day; and (ii) if the Daily Conversion Value for such VWAP Trading Day exceeds the applicable Daily Measurement Value, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value for such VWAP Trading Day and the applicable Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 60 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FOR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means, notwithstanding Section 1.01 of the Base Indenture, with respect to the Securities, any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Distributed Property” has the meaning specified in Section 4.04(c) hereof.

“Effective Date” has the meaning specified in Section 4.06(c) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, with respect to the Securities, specified in Section 6.02 hereof.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.04(c) hereof, the first date on which shares of Common Stock trade on the relevant exchange or in the relevant market, regular way, without the right to receive the issuance or distribution in question.

“Federal Reference Number” means, for any wire transfer, the reference number relating to such transfer for purposes of the funds transfer system used to transfer balances for immediately available credit among the member banks of the U.S. Federal Reserve System.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1) any “person” (as defined below) acquires beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company, any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ employee benefit plans; provided that this clause (1) shall not apply to a merger of the Company with or into a wholly-owned subsidiary of a corporation that, immediately following the transaction or series of transactions, has a class of common stock traded on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors) if immediately following the transaction or series of transactions the holders of Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of such parent corporation;

(2) the Company (i) merges or consolidates with or into any other person, other than a Subsidiary of the Company, another person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its consolidated assets to another person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation (x) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; (y) pursuant to which the holders of Common Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of either (a) the continuing or surviving corporation or (b) a corporation that directly or indirectly owns 100% of the

Capital Stock of such continuing or surviving corporation, in either case, immediately after such transaction; or (z) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity;

(3) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(4) shares of Common Stock (or shares of any other Capital Stock into which the Securities are convertible pursuant to the terms of the Indenture) are not listed for trading on any of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenter’s appraisal rights and cash dividends) in a transaction described in clauses (1) or (2) above consists of shares of Capital Stock traded on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Market or The NASDAQ Global Select Market (or their respective successors) or that will be so traded immediately following the completion of the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of the completion of such transaction or transactions, the Securities become convertible or exchangeable based on such Publicly Traded Securities pursuant to Section 4.7 hereof (subject to settlement in accordance with the provisions of Sections 4.03, 4.04 and 4.06 hereof), such event shall not be a “Fundamental Change” and, for the avoidance of doubt, an event that is not considered a “Fundamental Change” pursuant to this proviso shall not be a “Fundamental Change” solely because such event could also be described by clause (1) or (2) above.

For purposes of this “Fundamental Change” definition, whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, and “person” shall include any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Repurchase Right Notice” has the meaning specified in Section 3.02(b) hereof.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each March 1 and September 1 of each year, beginning on September 1, 2013.

“Issue Date” means, with respect to any Security, the first date of original issuance of such Security (and not, for the avoidance of doubt, the date of issuance of any Security issued in whole or in part upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04 of the Base Indenture, 3.03 of the Base Indenture, 3.07 of the Base Indenture, and 2.03 hereof, 3.06 and 4.02 hereof).

“Issuer Free Writing Prospectus” means the Issuer Free Writing Prospectus filed with the SEC by the Company and dated February 20, 2013, relating to the Preliminary Prospectus Supplement.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose, which may include one or more of the Underwriters. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means any event that is a Fundamental Change under clause (1) (but without giving effect to the proviso therein), clause (2) (but without giving effect to clause (2)(y) therein) or clause (4) of the definition thereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, March 1, 2020.

“Measurement Period” has the meaning specified in Section 4.01(b)(ii) hereof.

“Merger Event” has the meaning specified in Section 4.07(a) hereof.

“Observation Period” means, with respect to any Security surrendered for conversion, (i) if the relevant Conversion Date occurs prior to November 1, 2019, the 60 consecutive VWAP Trading Days beginning on, and including, the third VWAP Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after November 1, 2019, the 60 consecutive VWAP Trading Days beginning on, and including, the 62nd Scheduled Trading Day immediately preceding the Maturity Date, in each case, subject to adjustment as provided under Section 4.04(c) and Section 4.04(e).

“Offer Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 3.07 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article IV hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Securities on behalf of the Company.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form.

“Physical Settlement” has the meaning specified in Section 4.03(a) hereof.

“Preliminary Prospectus Supplement” means the Prospectus Supplement dated February 19, 2013 to the Prospectus of the Company dated March 5, 2012.

“Publicly Traded Securities” has the meaning specified in this Section 1.02.

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, February 15 (whether or not a Business Day) or August 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Representative” means Goldman, Sachs & Co.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Security Registrar” has the meaning specified in Section 1.02(iii) hereof.

“Settlement Amount” has the meaning specified in Section 4.03(a) hereof.

“Settlement Election Notice” has the meaning specified in Section 4.03(a)(i) hereof.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a) hereof.

“Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article I, Rule 1-02 of Regulation S-X, promulgated by the SEC, as in effect on the original date of issuance of the Securities.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received by the Holder upon conversion as specified in the Company’s Settlement Election Notice.

“Spin-Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(c) hereof.

“Successor Company” has the meaning specified in Section 9.01(a) hereof, notwithstanding Section 1.01 of the Base Indenture.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Trading Day” means a day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such date of determination from three independent nationally recognized securities dealers selected by the Company, which may include one or more of the Underwriters; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such date of determination and (ii) the applicable Conversion Rate in effect on such date of determination. Any such determination will be conclusive absent manifest error. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock and (ii) the applicable Conversion Rate on each day the Company or the Bid Solicitation Agent fails to do so. The Trustee will be the initial Bid Solicitation Agent.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Underwriters” means the underwriters listed in Schedule 1 to the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated February 20, 2013 between the Company and the Representative, as representative of the several Underwriters.

“Unit of Reference Property” has the meaning specified in Section 4.07(a) hereof.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c) hereof.

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a “Business Day.”

Section 1.03 References to Interest Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.04. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE II.

THE SECURITIES

Section 2.01 Title and Terms; Payments.

(a) Establishment; Designation. Pursuant to Section 3.01 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “3.75% Convertible Senior Notes due 2020.”

(b) Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $125,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04 of the Base Indenture, 3.03 of the Base Indenture, 3.07 of the Base Indenture, and 2.03 hereof, 3.06 and 4.02 hereof. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 3.03 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 3.04 of the Base Indenture and Sections 2.03 and 4.02 hereof.

(c) Further Issues. The Company may, without the consent of the Holders, increase the principal amount of Securities by issuing additional Securities in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the Issue Date of the additional Securities; provided that such additional Securities constitute the same issue of Securities as those offered by the Preliminary Prospectus Supplement as supplemented by the Issuer Free Writing Prospectus for United States federal income tax purposes. The Securities issued hereunder and any additional Securities would rank equally and ratably and would be treated as a single class for all purposes under the Indenture.

(d) Purchases. The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e) Denominations. Pursuant to Section 3.01(k) of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(f) Ranking. Article XV of the Base Indenture shall not apply with respect to the Securities. The Securities constitute direct unsecured, senior obligations of the Company.

Section 2.02 Forms.

(a) In General. Pursuant to Section 2.01 of the Base Indenture, the Securities shall be substantially in the forms set forth in Exhibit A hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

Pursuant to Section 2.02 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear a form notice of conversion, a form of Fundamental Change Repurchase Notice and a form of transfer and assignment substantially in the form set forth in Attachments 1, 2 and 3, respectively, to Exhibit A hereto.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b) Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depositary for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

So long as the Securities are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Sections 2.03(c)(i) and 2.03(c)(ii) hereof, all Securities will be represented by one or more Global Securities.

(c) Global Securities. Pursuant to Section 3.03 of the Base Indenture, each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depositary, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its Custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03 Transfer and Exchange.

Section 3.06 of the Base Indenture shall not apply with respect to the Securities, and this Section 2.03 supersedes the entirety thereof. With respect to the Securities, references in the Base Indenture to Section 3.06 of the Base Indenture are deemed replaced with references to Section 2.03 hereof.

(a) In General. Notwithstanding anything to the contrary in Article III of the Base Indenture, with respect to the Securities, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article III hereof or for conversion in accordance with Article IV hereof, and a written form of transfer substantially in the form of the Form of Transfer and Assignment set forth in Attachment 3 to Exhibit A hereto will be deemed to be written instrument of transfer satisfactory to the Company and the Security Registrar.

At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b) Global Securities. Every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 3.08 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

(i) Each Global Security will be exchanged for Physical Securities if the Depositary delivers notice to the Company that the Depositary is unwilling, unable or no longer permitted under applicable law to continue to act as Depositary, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

(ii) If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

In the case of an exchange for Physical Securities under clause (i) above:

(A) each Global Security will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (ii) above:

(A) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depositary

(B) the Company, in accordance with Section 3.03 of the Base Indenture, will promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (i) and (ii) above, the Company may rely on the Depositary to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depositary.

(d) No Service Charge. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 2.04 Payments on the Securities.

(a) In General Each Security will accrue interest at a rate equal to 3.75% per annum from the date of their issuance, or from the most recent date to which interest has been paid or duly provided for. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article III hereof, any Fundamental Change Repurchase Date for such Security, and subject to the provisions of Article IV hereof, any Conversion Date for such Security. Interest on any Security will be payable semi-annually in arrears on each Interest Payment Date, beginning September 1, 2013, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. As provided in Section 3.10 of the Base Indenture, interest will be computed on the basis of a 360-day year composed of twelve 30-day months. Pursuant to Section 6.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Additional Interest.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary in Section 16.05 of the Base Indenture, with respect to the Securities, if the Maturity Date or any Interest Payment Date or Fundamental Change Repurchase Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no default shall occur on account of such delay.

(b) Method of Payment. The Company will pay the principal of, the Fundamental Change Repurchase Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the continental U.S. prior to 11:00 a.m. New York time, on the relevant payment or settlement date, as the case may be. Notwithstanding anything to the contrary in Section 3.08(a) of the Base Indenture, with respect to the Securities, the Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the U.S., for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Repurchase Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depositary by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c) Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 3.08(b) of the Base Indenture.

ARTICLE III.

REDEMPTIONS AND PURCHASES

Section 3.01 Amendments to the Base Indenture.

(a) No Redemption. Article IV of the Base Indenture shall not apply with respect to the Securities.

(b) No Sinking Fund. Article V of the Base Indenture shall not apply with respect to the Securities.

Section 3.02 Purchase at Option of Holders upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof that equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Repurchase Right Notice, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if the Company repurchases a Security on a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on such Interest Payment Date to the Holder of record of such Security as of the Close of Business on such Regular Record Date.

Purchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(i) if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day prior to the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and

(ii) if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depositary and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Repurchase Notice in respect of any Securities to be repurchased shall state:

(i) if certificated, the certificate numbers of such Securities;

(ii) the portion of the principal amount of such Securities to be repurchased, which must be $1,000 principal amount or an integral multiple of $1,000 in excess thereof; and

(iii) that such Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) After the occurrence of a Fundamental Change, but on or before the 10th day following such occurrence, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Repurchase Right Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof, if any. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish this information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Repurchase Right Notice shall specify:

(i) the events causing the Fundamental Change and whether the Fundamental Change is also a Make-Whole Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Securities may exercise the repurchase right pursuant to this Article III, if applicable;

(iv) the Fundamental Change Repurchase Price, if applicable;

(v) the Fundamental Change Repurchase Date, if applicable;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and the number of Additional Shares, if any, that will be added to the Conversion Rate pursuant to Section 4.06 hereof;

(viii) that the Securities with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with this Indenture; and

(ix) the procedures that Holders must follow to require the Company to purchase their Securities, if applicable.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.02.

(c) Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.03 Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.04) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security). Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Repurchase Date (provided the conditions in Section 3.02 have been satisfied by the Holder of such Security) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02.

Section 3.04 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental change Repurchase Right Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii) the principal amount, if any, which remains subject to the Fundamental Change Repurchase Notice;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.04.

Section 3.05 Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date. Subject to a Holder’s right to receive interest on the related Interest Payment Date where the Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the Interest Payment Date to which it relates, if the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture, on the Business Day following the Fundamental Change Repurchase Date, then (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon, whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent, and (b) all other rights of the Holders in respect thereof will terminate, other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest, if any, upon delivery or book-entry transfer of such Securities.

Section 3.06 Securities Repurchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.07 Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.02, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.08 Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE IV.

CONVERSION

Section 4.01 Right To Convert. (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a) hereof, (x) prior to the Close of Business on the Business Day immediately preceding November 1, 2019, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after November 1, 2019, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b) (i) A Holder may surrender Securities for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2013 (and only during such calendar quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price in effect on each Trading Day.

(ii) A Holder may surrender Securities for conversion during the five consecutive Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of

Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(2), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the applicable Conversion Rate on such Trading Day.

The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 4.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.02 hereof. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Securities) unless a Holder of a Security provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the applicable Conversion Rate on such Trading Day . Promptly (but no later than two Business Days) after the Company has received such evidence, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the applicable Conversion Rate on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(ii) has been met the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the condition to conversion set forth in this Section 4.01(b)(ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) on the first Trading Day on which such condition ceases to be met.

(iii) If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day

immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution and of the Ex-Dividend Date for such issuance or distribution, to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least 65 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of (i) the Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (ii) the announcement by the Company that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time; provided, however, that Holders may not convert their Securities pursuant to this Section 4.01(b)(iii) if Holders may participate (as a result of holding the Securities, and at the same time as holders of the Common Stock participate) in the relevant issuance or distribution as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate multiplied by the principal amount (expressed in thousands) of Securities held by such Holders without having to convert their Securities.

(iv) If (i) a Fundamental Change or a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (a) a consolidation, merger, binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company, the Securities may be surrendered for conversion at any time from or after the effective date of such transaction or event until the Close of Business on the 30th Trading Day immediately following the effective date of such transaction or event, or if such transaction also constitutes a Fundamental Change, until the Scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date. The Company will notify the Holders and the Trustee and the Conversion Agent (if other than the Trustee) of any such transaction as promptly as practicable following the date the Company publicly announces such transaction but in no event less than five Scheduled Trading Days prior to the anticipated effective date of such transaction; provided that the Company shall not be required to so publicly announce (or so notify) before the earlier of (i) the effective date of such transaction and (ii) such time the Company is otherwise required by the law or by the rules of the stock exchange on which the Common Stock is then listed to publicly disclose such event.

Section 4.02 Conversion Procedures.

(a) Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depositary.

(b) To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must comply with the Applicable Procedures of the Depository, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g).

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(i) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) attached as Attachment 1 to the Form of Security attached hereto as Exhibit A or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, make any payment required under Section 4.02(f); and

(v) if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon conversion of a Security, any shares of Common Stock are to be issued to a person other than the Holder of such Security, the related Conversion Notice shall include such other person’s name and address. If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Security, such Holder may not surrender that Security for conversion until the Holder has withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that except to the extent required by Section 4.04 hereof, the person in whose name any shares of Common Stock shall be issuable upon such conversion, if any, shall be deemed to become the holder of record of such shares (i) as of the Close of Business on the last VWAP Trading Day of the applicable Observation Period in a Combination Settlement and (ii) as of the Close of Business on the applicable Conversion Date in a Physical Settlement.

(c) Endorsement. Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) Physical Securities. If any Securities in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e) Global Securities. Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f) Interest Due Upon Conversion. Securities surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Securities so converted; provided, however, that no such payment need be made: (1) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities; or (3) in respect of any conversion that occurs after the Regular Record Date immediately preceding the Maturity Date.

(g) Taxes Due upon Conversion. If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03 Settlement Upon Conversion.

(a) Settlement. Subject to this Section 4.03 and Section 4.07 hereof, upon conversion of any Security, the Company shall pay or deliver, as the case may be, to Holders, in full satisfaction of its conversion obligation under Section 4.01 hereof, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount consisting of, at the election of the Company, solely cash (“Cash Settlement”), solely shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(a)(v)) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”).

(i) Settlement Election. All conversions occurring on or after November 1, 2019 shall be settled using the same Settlement Method. Prior to November 1, 2019 (but subject to Section 4.03(a)(ii)), the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. If the Company elects a Settlement Method, the Company shall provide to the Holders so converting through the Trustee a notice of such Settlement Method which may include the Specified Dollar Amount, as applicable (each such notice, a “Settlement Election Notice”), no later than the Close of Business on the Scheduled Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after November 1, 2019, no later than November 1, 2019). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its conversion obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000, subject to Section 4.03(a)(ii). If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Securities, such Specified Dollar Amount will be deemed to be $1,000.

(ii) Irrevocable Settlement Election. At any time prior to November 1, 2019, the Company may, in its sole discretion without the consent of the Holders, irrevocably elect to satisfy its conversion obligation with respect to the Securities to be converted after the date of such election by (i) Combination Settlement with a Specified Dollar Amount of at least $1,000 or (ii) Physical Settlement. Upon making such election, the Company shall promptly (i) issue a press release and use its reasonable best efforts to post such information on its website or otherwise publicly disclose this information and (ii) provide written notice to the Holders pursuant to Section 10.08 hereof or through the facilities of DTC.

(iii) Settlement Amount. The cash, shares of Common Stock or combination of cash and shares of Common Stock, as applicable, to be paid or delivered, as applicable, by the Company upon conversion of any Securities (the “Settlement Amount”) shall be computed by the Company and provided to the Conversion Agent in writing as follows:

(A) if the Company elects Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Securities being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(a)(v);

(B) if the Company elects Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of its Securities being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 60 consecutive VWAP Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of its Securities being converted, an amount of cash and number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amount for each of the 60 consecutive VWAP Trading Days during the related Observation Period.

(iv) Delivery Obligation. The Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under Section 4.03 hereof, (i) if the Company elects Physical Settlement, on the third Business Day after the relevant Conversion Date; provided, however, that with respect to conversions that occur on or after the Regular Record Date for the final interest payment on the Securities (i.e. February 15, 2020), the Company shall deliver its conversion obligation on the Maturity Date; and (ii) if the Company elects Cash Settlement or elects (or is deemed to have elected) Combination Settlement, on the third Business Day immediately following the last VWAP Trading Day of the related Observation Period.

(v) Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Security. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, if (a) the relevant Conversion Date occurs prior to November 1, 2019, the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day and (b) the relevant Conversion Date occurs on or after November 1, 2019, the Daily VWAP on the second VWAP Trading Day prior to the Maturity Date or (ii) in a Cash Settlement or a Combination Settlement, the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (subject to Section 4.03(a)(vi) immediately below).

(vi) Conversion of Multiple Securities by a Single Holder. If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.

(b) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the amount of cash and the number of shares of Common Stock, if any, into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Security after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security at the Close of Business on such Regular Record Date (provided the Holder makes the interest payment upon conversion as provided in Section 4.02(f)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Security includes both cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.

(c) Notices. Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

Section 4.04 Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate, as a result of holding the Securities and at the same time as holders of the Common Stock, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a) If the Company pays a dividend or make a distribution exclusively in shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, prior to giving effect to such dividend, distribution, share split or share combination, as applicable; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable, after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment to the Conversion Rate made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Date that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 days after the date of such distribution, to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase in the Conversion Rate made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For purposes of this Section 4.04(b) and Section 4.01(b)(iii) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i) dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d) hereof; and

(iii) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire shares of the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire the Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on Record Date for such distribution, without being required to convert such Security.

Any increase in the Conversion Rate made under the portion of this clause 4.04(c) above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution (including a Spin-Off as defined below) is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any of the Company’s Subsidiaries or business units, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, but excluding, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If a Holder converts a Security, Cash or Combination Settlement is applicable to such Security and the first VWAP Trading Day of the Observation Period applicable to such Security occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts a Security, Cash or Combination Settlement is applicable to such Security and one or more VWAP Trading Days of the Observation Period for such Security occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended from, and including, the first such Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to 10 consecutive Trading Days deemed replaced with a reference to one (1) Trading Day. If a Holder converts a Security, Physical Settlement is applicable to such Security and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Valuation Period for a Spin-Off to, and including, the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to “10” consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Valuation Period for such Spin-Off to, and including, the relevant Conversion Date. If a Holder converts a Security, Physical Settlement is applicable to such Security and the Conversion Date occurs during the period from, but excluding, the Record Date of a Spin-Off to, and including, the first Trading Day of the Valuation Period for such Spin-Off, (i) the reference in the above definition of “FMV0” to “10” consecutive Trading Days shall be deemed replaced with a reference to “one (1)” Trading Day, (ii) the Company shall deliver the Settlement Amount due to such holder upon conversion of such Security on the third Business Day after the first Trading Day of the

Valuation Period for such Spin-Off, (iii) the Conversion Rate applicable to such conversion will be the applicable Conversion Rate on the first Trading Day of the Valuation Period for such Spin-Off and (iv) the person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first Trading Day of the Valuation Period for such Spin-Off.

For purposes of the second adjustment set forth in this Section 4.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated by the Company in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) hereof.

(d) If the Company pays any cash dividends or distributions to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for such dividend or distribution, without being required to convert such Security.

Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If a Holder converts a Security, Cash Settlement or Combination Settlement is applicable to such Security and the first VWAP Trading Day of the Observation Period for such Security occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts a Security, Cash Settlement or Combination Settlement is applicable to such Security and one or more VWAP Trading Days of the Observation Period for such Security occurs on or after the Offer Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1” to “10” shall be deemed replaced with a reference to “one (1)”. If a Holder converts a Security, Physical Settlement is applicable to such Security and the Conversion Date occurs during the period from, but excluding, the first Trading Day of the Averaging Period for such tender or exchange offer to, and including, the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1” to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, and including, the relevant Conversion Date. If a holder converts a Security, Physical Settlement is applicable to such Security and the Conversion Date occurs during the period from, and including, the Offer Expiration Date to, and including, the first Trading Day of the Averaging Period for such tender or exchange offer, (i) the reference in the above definition of “SP1” to “ten” shall be deemed replaced with a reference to “one”, (ii) the Company shall deliver the Settlement Amount due to such Holder upon conversion of such Security on the third Business Day after the first Trading Day of the Averaging Period for such tender or exchange offer, (iii) the Conversion Rate applicable to such conversion will be the applicable Conversion Rate on the first Trading Day of the Averaging Period for such tender or exchange offer and (iv) the person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to become the holder of record of such shares as of the Close of Business on the first VWAP Trading Day of the Averaging Period for such tender or exchange offer.

(f) Special Settlement Provisions. Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities with a Conversion Date occurring on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 4.03 hereof based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition, notwithstanding anything to the contrary herein, if a Holder coverts a Security and:

(1) Combination Settlement is applicable to such Security;

(2) the Record Date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 4.04(a) through (e) hereof occurs:

(a) on or after the first VWAP Trading Day of such Observation Period; and

(b) on or prior to the last VWAP Trading Day of such Observation Period; and

(3) the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, effective date or Offer Expiration Date:

(a) includes shares of Common Stock that do not entitle their holder to participate in such event; and

(b) is calculated based on a Conversion Rate that is not adjusted on account of such event;

then on account of such conversion, the Company shall, on such Record Date, effective date or Offer Expiration Date, treat such Holder, as a result of having converted such Securities, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(1) are deliverable as part of the Daily Settlement Amount:

(a) for a VWAP Trading Day in such Observation Period that occurs on or prior to such Record Date, effective date or Offer Expiration Date; and

(b) that is calculated based on a Conversion Rate that is not adjusted for such event; and

(2) if not for this provision, would not entitle such Holder to participate in such event.

(g) Treatment of Rights. If a Holder converts a Security, to the extent that the Company has a rights plan in effect, if Physical Settlement applies to such Security, on the Conversion Date applicable to such Security, and if Combination Settlement applies to such Security on any VWAP Trading Day in the Observation Period applicable to such Security, the Holder converting such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h) Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require a change of at least one percent in the Conversion Rate; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent of the Conversion Rate that has not been made shall be made, regardless of whether the aggregate adjustment is less than one percent of the Conversion Rate, (i) annually, on the anniversary of the Issue Date, (ii) upon the occurrence of any Make-Whole Fundamental Change and (iii) (x) in the case of any Security to which Physical Settlement applies, upon the Conversion Date, and, (y) in the case of any Security to which Cash Settlement or Combination Settlement applies, on each day during the period from, and including, the first VWAP Trading Day of the applicable Observation Period to, and including, the last VWAP Trading Day of the applicable Observation Period.

(i) Limitation on Adjustments. Except as stated in this Section 4.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities; provided, however, that if the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than in connection with a share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in immediately preceding Section 4.04(i)(ii) hereof and outstanding as of the date the Securities were first issued, except pursuant to Section 4.04(g) hereof;

(iv) for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Securities.

(j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.05 Discretionary and Voluntary Adjustments.

(a) Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during a Cash Settlement Averaging Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b) Voluntary Adjustments. To the extent permitted by applicable law and applicable rules of the New York Stock Exchange, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest; provided, that, if the Board of Directors makes such determination, it will be conclusive. The Company may also to the extent permitted by applicable law and applicable rules of the New York Stock Exchange (or such other principal securities exchange on which the shares of Common Stock are then traded), but is not required to, increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares or rights to acquire shares or similar event.

Section 4.06 Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a) Increase in the Conversion Rate. If a holder elects to convert its Securities at any time on or after the Effective Date of a Make-Whole Fundamental Change until the related Fundamental Change Repurchase Date or, if there is no such Fundamental Change Repurchase Date, the date that is 30 Trading Days following the effective date of such Make-Whole Fundamental Change, as applicable, for the purposes of such conversion, the Conversion Rate will be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described in this Section 4.06.

(b) Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in Clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Securities converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 4.06) multiplied by (ii) such Stock Price. In such event, the Company will determine and pay such amount of cash to a converting Holder on the third Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Securities following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.02 hereof (but subject to Section 4.07 hereof).

(c) Determining the Number of Additional Shares. The number of Additional Shares by which the Conversion Rate will be increased in the event of a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of the Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be deemed to be the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d) Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two stock prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock prices and the two dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $150.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(iv) hereof), the Conversion Rate shall not be increased.

(iii) If the Stock Price is less than $17.81 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06(d)(iv) hereof), subject to adjustments, the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of Additional Shares to exceed 56.1482 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04 hereof.

(iv) The Stock Prices set forth in the column headers of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted as set forth under Section 4.04 hereof. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.04 hereof.

(e) Notices. The Company shall notify the Holders and the Trustee of the occurrence of any Make-Whole Fundamental Change and issue a press release as promptly as practicable following the Effective Date of such Make-Whole Fundamental Change (and in any event no later than 10 days following such Effective Date). The Company shall notify in writing the Trustee and the Conversion Agent of any change or adjustment in the Conversion price or the Conversion Rate as promptly as practicable (and in any event no later than 10 days following such Effective Date).

Section 4.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) Merger Events. In the event of:

(i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a) hereof);

(ii) a consolidation, merger or combination involving the Company;

(iii) a sale or conveyance to another Person of all or substantially all of the Company’s property and assets; or

(iv) any statutory share exchange;

in which Holders of outstanding Common Stock would be entitled to receive cash, securities or other property for their shares of Common Stock (including cash or any combination thereof) (any such event, a “Merger Event,” any such cash, securities, or other property, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock (i) is entitled to receive in the applicable Merger Event, or, (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) a Holder will be entitled thereafter to convert such Holder’s Securities into the same kind of Reference Property that such Holder would have been entitled to receive if such Holder had held a number of shares of Common Stock equal to the applicable Conversion Rate then in effect immediately prior to such Merger Event; provided, however, that at and after the effective time of the Merger Event (x) the Company will continue to have the right to determine the Settlement Method pursuant to Section 4.03(a) hereof and (y)(i) any amount payable in cash upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 4.03 and 4.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. The Company and the Trustee will enter into a supplemental indenture to give effect to the preceding paragraph. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article IV in the judgment of the Board of Directors. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

(b) Notice of Supplemental Indentures. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

Section 4.08 Stock Issued Upon Conversion.

(a) Reservation of Shares. The Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities (assuming Physical Settlement).

(b) Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be issued in book-entry format held through DTC, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.09 Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IV. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and as Bid Solicitation Agent.

Section 4.10 Notice to Holders.

(a) Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i) Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall mail to the Holders a notice of the increased Conversion Rate and the period during which such increased Conversion Rate will be in effect at least 15 days prior to the date the increased Conversion Rate takes effect, in accordance with the applicable law.

(ii) Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b) Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holder’s stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Section 4.11 Exchange in Lieu Conversion. When a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the first Business Day following the applicable Conversion Date, such Securities to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Securities surrendered for conversion, the designated institution must agree to deliver, in exchange for such Securities, the amount of cash, if any, and the number of shares of Common Stock, if any, or the combination of cash and shares of Common Stock equal to the consideration the Company would be obligated to deliver upon the conversion of such Securities pursuant to Section 4.03 hereof or Section 4.06 hereof, as applicable, at the time the Company would otherwise be required to deliver such consideration. By the Close of Business on the Business Day immediately following the applicable Conversion Date, the Company will notify the Holder surrendering Securities for conversion, the Trustee and the Conversion Agent that the Company has directed the designated institution to make an exchange in lieu of conversion and whether that designated financial institution has agreed to make such exchange in lieu of conversion. A copy of such notice shall be delivered to the Conversion Agent and to the designated institution and, if such exchange has been agreed to, in the case of Securities held through DTC, such notice shall also include (i) wire instructions and free delivery trade information for the designated institution to deliver the related consideration to such holder as described in the immediately following paragraph and (ii) instructions to process a free delivery trade of the Securities to the designated institution.

If the designated institution accepts any such Securities, it will deliver the amount of cash, if any, the number of shares of Common Stock, if any, or the combination of cash and shares of Common Stock, due upon conversion of such Securities directly to the Holder of such Securities no later than 11:00 a.m., New York City time, on (i) the third Business Day immediately following the Conversion Date for such Securities (if Physical Settlement is applicable) or (ii) on the third Business Day immediately following the last VWAP Trading Day of the applicable Observation Period for such Securities (if Cash Settlement or Combination Settlement is applicable), in either case, using, in the case of Securities held through DTC, the wire instructions and free delivery trade information on the notice that the Company will have forwarded to the designated institution as described in the preceding paragraph. In the case of Securities held through DTC, (x) the designated institution shall send an email confirmation to the Conversion Agent once it has (a) wired such cash to the Holder, providing a Federal Reference Number, (b) processed a free delivery trade to the Holder for such number of shares of Common Stock, if any, and (c) confirmed receipt of the free delivery of the Securities, and (y) the Conversion Agent shall then contact the Holder’s DTC custodian to confirm their receipt of such cash and number of shares of Common Stock, if any. Any Securities exchanged by the designated institution will remain Outstanding. If the designated institution agrees to accept any Securities for exchange in lieu of conversion but does not timely deliver the related consideration, or if such designated institution does not accept the Securities for exchange, the Company will deliver to the Holder by the Close of Business on (1) the third Business Day immediately following the Conversion Date for such Securities (if Physical Settlement is applicable) or (2) on the third Business Day immediately following the last VWAP Trading Day of the applicable Observation Period for such Securities (if Cash Settlement or Combination Settlement is applicable), in either case, the relevant conversion consideration as if the Company had not made an exchange election. The designation by the Company of a financial institution to which the Securities may be submitted for exchange does not require the financial institution to accept any Securities. The Company will not pay any consideration to, and the Company may, but will not be obligated to, otherwise enter into any agreement with, the designated institution for or with respect to such designation.

ARTICLE V.

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01 Inapplicable Covenants Made in the Base Indenture. The Holders will not have the benefit of the Covenants set forth in Article VI of the Base Indenture.

Section 5.02 Payment of Principal, Interest and Fundamental Change Repurchase Price. This Section 5.02 replaces Section 6.01 of the Base Indenture in its entirety, with respect to the Securities. With respect to the Securities, references in the Base Indenture to Section 6.01 of the Base Indenture are deemed replaced with references to Section 5.02 hereof.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Repurchase Price), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.03 Maintenance of Office or Agency. This Section 5.03 replaces Sections 3.05 and 6.02 of the Base Indenture in its entirety, with respect to the Securities, except with respect to the definitions of Paying Agent and Registrar in the Base Indenture. With respect to the Securities, references in the Base Indenture to Sections 3.05 and 6.02 of the Base Indenture are deemed replaced with references to Section 5.03 hereof, except with respect to the reference to (i) Section 6.02(a) of the Base Indenture in the definition of Paying Agent in the Base Indenture and (ii) Section 3.05(a) of the Base Indenture in the definition of Registrar in the Base Indenture.

The Company will maintain in the continental U.S., an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the continental U.S.

The Company may also from time to time designate coregistrars or one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental U.S., for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, Conversion Agent, Bid Solicitation Agent and the Corporate Trust Office, which shall be in the continental U.S., shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.04 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Sections 11.05 or 11.06 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.05 Provisions as to Paying Agent. This Section 5.05 replaces Section 6.03 of the Base Indenture in its entirety, with respect to the Securities. With respect to the Securities, references in the Base Indenture to Section 6.03 of the Base Indenture are deemed replaced with references to Section 5.05 hereof.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Repurchase Price for, the Securities in trust for the benefit of the holders of the Securities;

(ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Repurchase Price for, the Securities when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Repurchase Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Repurchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Repurchase Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Repurchase Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Repurchase Price for, the Securities when the same shall become due and payable.

(c) Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Repurchase Price for, any Security and remaining unclaimed for two years after such principal, accrued and unpaid interest, if any, on, or Fundamental Change Repurchase Price for, such Security has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.06 Reports. This Section 5.06 replaces Section 10.02 of the Base Indenture in its entirety, with respect to the Securities. With respect to the Securities, references in the Base Indenture to Section 10.02 of the Base Indenture are deemed replaced with references to Section 5.06 hereof.

The Company will file with the Trustee, within 30 days after it is required to file the same with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to Rule 12b-25, if available) and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.06 at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.07 Statements as to Defaults. The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate signed by its principal executive officer, principal financial officer or principal accounting officer indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. In addition, the Company shall deliver to the Trustee within thirty days after the occurrence thereof, written notice of any Default or Event of Default, their status and the action that the Company is taking or proposes to take with respect thereto.

Section 5.08 Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 6.04 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.09 Covenant Not to Take Certain Actions. Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock issuable upon conversion of the Securities would be less than the par value of the Common Stock, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.

ARTICLE VI.

REMEDIES

Section 6.01 Amendments to the Base Indenture.

(a) The Holders shall not have the benefit of Article VII of the Base Indenture and, with respect to the Securities, this Article VI supersedes Article VII of the Base Indenture in its entirety.

(b) The reference to clause (e) and (f) of Section 7.01 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section clause (i) and (j) of Section 6.02.

(c) The reference to Section 7.01 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02 hereof.

(d) The references to Section 7.02 of the Base Indenture in Section 3.01 of the Base Indenture are, with respect to the Securities, hereby deemed replaced by references to Section 6.03 hereof.

(e) The reference to Section 7.06 of the Base Indenture in Section 11.02(b) of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.06 hereof.

Section 6.02 Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a) default in any payment of interest on any Security when due and payable, and the default continues for a period of 30 days;

(b) default in the payment of the principal of or premium, if any, on any Security when due and payable on its stated Maturity, upon required purchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligations under Article IV hereof to convert the Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, together with cash in lieu of any fractional shares of Common Stock, as determined in accordance with Article IV hereof upon exercise of a Holder’s conversion right and that failure continues for a period of five Business Days;

(d) failure by the Company to comply with its obligations under Article IX hereof;

(e) failure by the Company to comply with its notice obligation pursuant to Section 4.01(b)(iii) and (iv), Section 4.06 and or Section 3.02 hereof;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture;

(g) default by the Company, Forestar (USA) Real Estate Group Inc. or another of the Company’s Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt (other than non-recourse debt of a special purpose subsidiary) for money borrowed in excess of $15.0 million in the aggregate of the Company, Forestar (USA) Real Estate Group Inc. and/or such other Significant Subsidiaries, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable or (ii) from a failure to pay the principal of or premium, if any, on any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

provided, however, that, with respect to any entity in which the Company owns, directly or indirectly, less than all but greater than 50% of the issued and outstanding equity interests but for which the Company, directly or through an intermediary, does not, and is not obligated pursuant to any existing agreement to, actively control, manage or conduct the business, such default would constitute an Event of Default only if it continues for a period of 15 Business Days after the Company becomes aware of such default;

(h) failure by the Company, Forestar (USA) Real Estate Group Inc. or another of the majority owned Significant Subsidiaries of the Company, within 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company, Forestar (USA) Real Estate Group Inc. or such other subsidiary exceeds in the aggregate $15.0 million, which are not stayed on appeal; or

(i) the Company or any majority owned Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j) an involuntary case or other proceeding shall be commenced against the Company or any majority owned Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

Section 6.03 Acceleration; Rescission and Annulment

(a) If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the

Company (and to the Trustee if given by the Holders), may, and the Trustee, at the request of such Holders shall, declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Securities contained to the contrary notwithstanding; provided, however, that if an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.

(b) The Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults with respect to the Securities (other than a Default or an Event of Default resulting from a failure to pay the principal of or any interest on the Securities or to deliver or pay the Settlement Amount due upon conversion of a Security) and rescind and annul such declaration of acceleration resulting from such Defaults (other than a Default or an Event of Default resulting from a failure to pay the principal of or any interest on the Securities or to deliver or pay the Settlement Amount due upon conversion of a Security) and their consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities or failure to deliver or pay Settlement Amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived then such Default (other than a Default or an Event of Default resulting from a failure to pay the principal of or any interest on the Securities or to deliver or pay the Settlement Amount due upon conversion of a Security) shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, that no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.04 Additional Interest.

(a) Notwithstanding any provisions of the Indenture to the contrary, during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with Section 5.06 hereof (a “Reporting Event of Default”), the Company by notifying the Trustee, the Paying Agent and all of the Holders, in writing, on or before the Close of Business on the fifth Business Day immediately following the date on which such Event of Default otherwise would occur, may elect that the sole remedy for such a Reporting Event of Default will consist exclusively of the right to receive additional interest on the Securities (“Additional Interest”) at a rate per year equal to (i) 0.25% of the Outstanding principal amount of the Securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the Outstanding principal amount of the Securities for the 90 days immediately following such 90-day period, payable in arrears on each Interest Payment Date following the date on which such Event of Default first occurs and in the same manner as regular interest on the Securities pursuant to Section 2.04 hereof.

(b) In no event shall Additional Interest accrue at a rate per year in excess of 0.50%, regardless of the number of Reporting Events of Default that could give rise to the requirement to pay Additional Interest. With regard to any Reporting Event of Default, no Additional Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Securities shall exist, after such Reporting Event of Default has been cured.

(c) (x) On the 181st day after such Event of Default (if such violation is not cured or waived prior to such 181st day) or (y) if the Company does not elect to pay Additional Interest upon an Event of Default in accordance with this paragraph or fails to timely provide the notice of the Company’s election to pay Additional Interests pursuant to Section 6.04(a), the Securities will be subject to acceleration as described in Section 6.03 hereof.

Section 6.05 Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from a failure to pay the principal of or any interest on the Securities or to deliver or pay the Settlement Amount due upon conversion of a Security) and rescind and annul such declaration of acceleration resulting from such Defaults or Events of Default (other than a Default or an Event of Default resulting from a failure to pay the principal of or any interest on the Securities or to deliver or pay the Settlement Amount due upon conversion of a Security) and their consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Securities or failure to deliver or pay Settlement Amounts due upon conversion that have become due solely by such declaration of acceleration, have been cured or waived. Such Defaults or Events of Default (other than a Default or an Event of Default resulting from a failure to pay the principal of or any interest on the Securities or to deliver or pay the Settlement Amount due upon conversion of a Security) shall then cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, that no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.06 Control by Majority.

At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article XI of the Base Indenture and the Trust

Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it, in its sole discretion, against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07 Limitation on Suits. Subject to Section 6.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of the Outstanding Securities have delivered to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or other expense in compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08 Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Repurchase Price for, its Securities, on or after the respective due date, and to convert its Securities and receive the Settlement Amount, due with respect to such Securities in accordance with Article IV hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09 Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change

Repurchase Price for, and the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon the conversion of the Securities and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.01 of the Base Indenture.

Section 6.10 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.11 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.01 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.15 Priorities. If the Trustee collects any money pursuant to this Article VI, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.01 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Repurchase Price for, and any cash due upon conversion of any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16 Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Repurchase Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article IV hereof.

Section 6.17 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.18 Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, including Section 11.03, whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must mail notice of such Default to the Holders within 90 days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal of, interest on any Security, or of a Default in the delivery or payment of Settlement Amounts due upon conversion of a Security, the Trustee may withhold notice if and so long as the Trustee in good faith determine that withholding notice is in the interests of the Holders.

ARTICLE VII.

SATISFACTION AND DISCHARGE

Section 7.01 Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. Article XII of the Base Indenture shall not apply with respect to the Securities. Instead, the satisfaction and discharge provisions set forth in this Article VII shall, with respect to the Securities, supersede in their entirety Article XII of the Base Indenture.

When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable,

Settlement Amounts (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Repurchase Date, by a verification report as to the sufficiency of the deposited amount from an nationally recognized firm of certified public accountants or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 7.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, settlement or redemption of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 7.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE VIII.

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders. Section 14.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 14.01 of the Base Indenture in its entirety, with respect to the Securities. With respect to the Securities, references in the Base Indenture to Section 14.01 of the Base Indenture are deemed replaced with references to Section 8.01 hereof.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act;

(b) to provide for the assumption by a Successor Company of the Company’s obligations;

(c) to add guarantees with respect to the Securities;

(d) to secure the Securities;

(e) to add to the Company’s covenants for the benefit of the Holders (or any other holders) or to surrender any right or power conferred upon the Company by the Indenture;

(f) to provide for the conversion of the Securities in accordance with the terms of the Indenture;

(g) to make any change that does not adversely affect the rights of any Holder in any material respect; provided that any amendment to conform the terms of the Securities to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the related Issuer Free Writing Prospectus, will not be deemed to be adverse to any Holder;

(h) to issue additional Securities pursuant to Section 2.01(c); or

(i) to comply with any requirement of the SEC in connection with any qualification of the Indenture under the Trust Indenture Act.

Section 8.02 Supplemental Indentures With Consent of Holders. Section 14.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 14.02 of the Base Indenture in its entirety, with respect to the Securities. With respect to the Securities, references in the Base Indenture to Section 14.02 of the Base Indenture are deemed replaced with references to Section 8.02 hereof.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture and the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) reduce the amount of Securities whose Holders must consent to an amendment;

(b) reduce the rate, or extend the stated time for payment, of interest on any Security;

(c) reduce the principal, or extend the stated maturity of any Security;

(d) make any change that adversely affects the conversion rights of any Securities;

(e) reduce the Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of the Securities the Company’s obligation to make such payments whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(f) change the place or currency of payment of principal or interest in respect of any Security;

(g) impair the right of any Holder of Securities to receive payment of principal of, and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(h) adversely affect the ranking of the Securities as the Company’s unsubordinated indebtedness; or

(i) make any change to the amendment provisions which require each Holder’s consent or in the waiver provisions.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03 Notice of Amendment or Supplement. After an amendment or supplement under this Article VIII becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE IX.

SUCCESSOR COMPANY

Section 9.01 Consolidation, Merger and Sale of Assets.

(a) Sections 6.04 of the Base Indenture shall not apply with respect to the Securities, and this Article IX supersedes the entirety thereof, with respect to the Securities. With respect to the Securities, references in the Base Indenture to Section 6.04 of the Base Indenture are deemed replaced with references to Article IX hereof.

(b) Subject to the provisions of this Article IX, the Company shall not consolidate with or merge with or into or convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is (and, if the Company remains a party to the

Securities and the Indenture after giving effect to such transaction and the requirements in respect thereof under the Indenture, the Company is) a corporation organized and existing under the laws of the U.S., any State thereof or the District of Columbia, and the Successor Company, if not the Company, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and

(ii) immediately after giving effect to such transaction, no Default has occurred and is continuing under this Indenture.

Upon any such consolidation or merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture.

For purposes of this Section 9.01, the conveyance, transfer or lease of all or substantially all the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person. A conveyance, transfer or lease of properties and assets to one or more Subsidiaries of the Company shall not be deemed a conveyance, transfer or lease to a Person other than the Company and shall not be subject to this Section 9.01.

Section 9.02 Successor Corporation to Be Substituted.

In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Repurchase Price), if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that in the case of a conveyance, transfer or lease to one or more of the Subsidiaries of the Company of all or substantially all of the properties and assets of the Company, the Securities will remain convertible into cash or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with Section 4.03 hereof, but subject to adjustment (if any) in accordance with Section 4.07 hereof. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this

Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article IX may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 9.03 Opinion of Counsel to Be Given to Trustee. In the case of an such merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article IX.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Effect on Successors and Assigns. Notwithstanding Section 16.09 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 10.02 Governing Law; Waiver of Trial by Jury. Notwithstanding Section 16.11 of the Base Indenture, the Securities and the Indenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 10.03 No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.04 Trust Indenture Act. Notwithstanding Section 16.02 of the Base Indenture, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 10.05 Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 16.09 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10.06 Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAP, Daily Settlement Amount, the accrued interest payable on the Securities and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate adjustments to the Conversion Rate, the Company will do so to the nearest 1/10,000th of a share of Common Stock.

Section 10.07 Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.08 Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 16.03 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Section 10.09 Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 10.10 The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 10.11 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

FORESTAR GROUP INC.

By:	/s/ Christopher L. Nines
Name:	Christopher L. Nines
Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mauri J. Cowen
Name:	Mauri J. Cowen
Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

Effective Date	Stock Price
	$17.81	$19.00	$20.00	$21.00	$22.50	$24.49	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$75.00	$100.00	$150.00
February 26, 2013.	15.3131	14.9691	13.6176	12.4268	10.9251	9.3470	7.6166	6.5488	4.8986	3.7493	2.9366	2.3606	1.1025	0.5727	0.1269
March 1, 2014	15.3131	14.2654	12.8875	11.6826	10.1850	8.6066	6.9118	5.9226	4.4437	3.4111	2.6693	2.1469	1.0104	0.5290	0.1170
March 1, 2015	15.3131	13.5718	12.1633	10.9612	9.4476	7.8653	6.1876	5.2208	3.9234	3.0205	2.3606	1.8943	0.9054	0.4784	0.1063
March 1, 2016	15.3131	12.9199	11.4814	10.2440	8.6927	7.0818	5.3944	4.4643	3.3424	2.5704	2.0155	1.6236	0.7831	0.4186	0.0947
March 1, 2017	15.3131	12.3818	10.8641	9.5645	7.9584	6.3024	4.5950	3.6741	2.6665	2.0580	1.6157	1.3068	0.6361	0.3447	0.0774
March 1, 2018	15.3131	11.9471	10.3049	8.9062	7.1759	5.4368	3.6853	2.7800	1.9093	1.4619	1.1559	0.9396	0.4697	0.2601	0.0628
March 1, 2019	15.3131	11.8755	9.6763	8.0864	6.1634	4.2737	2.4777	1.6382	1.0142	0.7726	0.6063	0.4947	0.2501	0.1374	0.0273
March 1, 2020	15.3131	11.8039	9.1649	6.7840	3.6094	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SCH A

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE NOMINEE OF THE DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO THE NOMINEE OF THE DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, THE NOMINEE OF THE DEPOSITARY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EX A-1

No.: [                    ]

CUSIP: 346232 AB7

ISIN: US346232AB79

Principal Amount $[        ]

[as revised by the Schedule of Increases

and Decreases in the Global Security attached hereto]1

Forestar Group Inc.

3.75% Convertible Senior Notes due 2020

Forestar Group Inc., a Delaware corporation, promises to pay to [                    ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[        ] on March 1, 2020 (the “Maturity Date”).

Interest Payment Dates:         March 1 and September 1.

Regular Record Dates:           February 15 and August 15.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.

IN WITNESS WHEREOF, FORESTAR GROUP INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated:

FORESTAR GROUP INC.

By:
Name:
Title:

[Trustee’s Certificate of Authentication Follows]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

FORESTAR GROUP INC.

3.75% Convertible Senior Notes due 2020

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under a Senior Debt Indenture dated as of February 26, 2013 (herein called the “Base Indenture”), and as further supplemented by the First Supplemental Indenture, dated as of February 26, 2013 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is not subject to redemption at the option of the Company prior to the Maturity Date.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to repurchase this Security, or any portion of this Security such that the principal amount of this Security that is not repurchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.

This Security is not subject to redemption at the option of the Company and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding November 1, 2019, and (ii) on or after November 1, 2019, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into shares of Common Stock, an amount of cash or a combination of cash and shares of Common Stock, if any, as the case may be, determined in accordance with Article IV of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the U.S. that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity satisfactory to the Trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction that is, in the opinion of the Trustee, inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Repurchase Price), interest on and the amount of cash or combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	Principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Forestar Group Inc.

The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Forestar Group Inc.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Forestar Group Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$ ,000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee

EX A-13